UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported):  August 14, 2009

GEN2MEDIA CORPORATION
 (Exact name of registrant as specified in charter)

Nevada	333-147932	26-1358844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7658 Municipal Drive, Orlando, FL                  32819
(Address of principal executive offices)             (Zip Code)

Registrant’s telephone number, including area code: (321) 293-3360

Copies to:
Marc J. Ross, Esq.
Jonathan R. Shechter, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in the Registrant’s Certifying Accountant

On August 17, 2009, Gen2Media Corporation engaged Patrick Rodgers, CPA, PA as its new independent accountants, commencing with the audit for the fiscal year ended June 30, 2009, and thereby dismissed Cross, Fernandez & Riley LLP.  The decision to change independent accountants was approved by the Board of Directors of Gen2Media.

The reports of Cross, Fernandez & Riley, LLP on Gen2Media’s financial statements for the past two fiscal years, ended June 30, 2008 and 2007 and contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principle.  The reports of Cross, Fernandez & Riley, LLP on Gen2Media’s financial statements for the past two years ended June 30, 2008 and 2007, however, contain explanatory paragraphs describing an uncertainty about Gen2Media’s ability to continue as a going concern.

At no time did Gen2Media have any disagreements with Cross, Fernandez & Riley, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cross, Fernandez & Riley, LLC, would have caused them to make reference thereto in their report on the financial statements for such year.

During the fiscal years  ended June 30, 2008 and 2007 and all subsequent interim periods and to August 17, 2009, the date of dismissal, there have no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

Gen2Media delivered a copy of this Form 8-K to Cross, Fernandez & Riley, LLP on August 19, 2009, and requested that Cross, Fernandez & Riley, LLP furnish it with a letter addressed to the U.S. Securities and Exchange Commission (SEC)  stating whether or not Cross, Fernandez & Riley, LLP agrees with the above statements.  Attached hereto as Exhibit 16.1 is a copy of the letter that Cross, Fernandez & Riley, LLP sent to the SEC, dated August 19, 2009.

During the fiscal year ended June 30, 2008 and to August 17, 2009, Gen2Media has not consulted with Patrick Rodgers, CPA, PA on any items concerning the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on Gen2Media’s financial statements, or the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation S-K Item 304 (a)(2)).

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective August 14, 2009, Micheal Morgan, Vice President of Development at Gen2Media Corporation, was officially appointed by the Company’s Board of Directors to serve as Chief Technology Officer.  In addition, Mr. Morgan has been appointed to also serve as the Chief Operating Officer of the Company, assuming the position and related responsibilities from Gen2Media’s current Chief Financial Officer Thomas Moreland, who relinquished his prior role and responsibilities of Chief Operating Officer to Mr. Morgan at the Board of Directors’ request.  Mr. Moreland will continue to serve as Chief Financial Officer of Gen2Media.

Mr. Morgan joined the Gen2Media team in 2008 and has since played a key role in designing, developing and implementing the underlying system architecture that powers the Company’s next generation, feature-rich video publishing platform and Smart Content Management System™ due for commercial release later this year.

Among several executive level positions, Mr. Morgan continues to serve Director of Interactive at Magnify Agency, a creative and software development firm; co-founder and served as Vice President of ZEN3 from March 2007 to October 2008 and Vice President of Web Development at AdepTech, Inc., a technology services company from June 2004 to March 2007.  He has architected systems for use in Nuclear Quality Control, Software-as-a-Service (SaaS), distributed HIPAA-based secure health care software, and e-commerce dataflow automation.  He holds several industry certifications and is an active participant in industry-related and civic organizations. Mr. Morgan attended the University of Central Florida, where he focused his studies on Digital Interactive Systems.

ITEM 9.01  Financial Statements and Exhibits

(a)  Financial statements of business acquired.

Not applicable.

(b)   Pro forma financial information.

Not applicable.

(c)  Exhibits

Exhibit Number	Description
10.1	Executive Employment Agreement by and between Gen2Media Corporation and Micheal Morgan, dated August 14, 2009.

16.1	Letter from Cross, Fernandez & Riley, LLP to the U.S. Securities and Exchange Commission, dated August 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gen2Media Corporation

Dated: August 19, 2009	By:	/s/ Thomas Moreland
Name: Thomas Moreland
Title: Chief Financial Officer